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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS

     We have issued our report dated November 3, 2000 accompanying the consolidated financial statements included in the Annual Report of Oxboro Medical, Inc. on Form 10-KSB for the year end September 30, 2000. As independent public accountants, we hereby consent to the incorporation by reference of said report in the Registration Statement of Oxboro Medical, Inc. on Form S-3 (File No. 333-43616), filed August 11, 2000.

/s/ LUND KOEHLER COX & ARKEMA, LLP

Minneapolis, Minnesota
December 20, 2000

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EXHIBIT 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS